UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 20, 2021

Beyond Commerce, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-52490	98-0512515
(Commission File Number)	(IRS Employer Identification No.)

3773 Howard Hughes Pkwy, Suite 500, Las Vegas, Nevada, 89169
(Address of Principal Executive Offices)

(702) 675-8022

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.02. Unregistered Sales of Equity Securities.

On August 20, 2021, Beyond Commerce, Inc., a Nevada Corporation (the “Company”), issued 363,185,553 restricted shares of the Company’s common stock to Iliad Research and Trading, L.P. (“Iliad”) pursuant to that certain settlement agreement entered into between the Company and Iliad dated July 8, 2021.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 20, 2021, the Company filed with the Secretary of State of the State of Nevada a Certificate of Amendment effecting the amendment of its Articles of Incorporation (the “Amended Articles”) to increase the number of shares of common stock that the Company is authorized to issue to thirty billion (30,000,000,000). The Certificate of Amendment is attached as Exhibit 3.1 to this report and is incorporated herein by reference.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
3.1*	Certificate of Amendment to Articles of Incorporation of Beyond Commerce, Inc., dated August 20, 2021.

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEYOND COMMERCE, INC.

Dated: August 26, 2021	By:	/s/ Geordan Pursglove
Geordan G. Pursglove Chief Executive Officer, President and Director